Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended March
	2023	2022	% Change
Southern Company –
Operating Revenues	$6,480	$6,648	(2.5)%
Earnings Before Income Taxes	896	1,164	(23.0)%
Net Income Available to Common	862	1,032	(16.5)%

Alabama Power –
Operating Revenues	$1,647	$1,649	(0.1)%
Earnings Before Income Taxes	253	458	(44.8)%
Net Income Available to Common	255	347	(26.5)%

Georgia Power –
Operating Revenues	$2,176	$2,208	(1.4)%
Earnings Before Income Taxes	349	415	(15.9)%
Net Income Available to Common	296	385	(23.1)%

Mississippi Power –
Operating Revenues	$390	$335	16.4%
Earnings Before Income Taxes	71	50	42.0%
Net Income Available to Common	58	42	38.1%

Southern Power –
Operating Revenues	$508	$539	(5.8)%
Earnings Before Income Taxes	32	15	113.3%
Net Income Available to Common	102	72	41.7%

Southern Company Gas –
Operating Revenues	$1,875	$2,058	(8.9)%
Earnings Before Income Taxes	412	416	(1.0)%
Net Income Available to Common	309	319	(3.1)%
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods.